Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rigetti Computing, Inc.

Berkeley, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 7, 2022, except for the effects of the recapitalization described in Note 1, as to which the date is May 24, 2022, relating to the consolidated financial statements of Rigetti Holdings, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Spokane, Washington

August 17, 2022